EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 1994 appearing on page 40 of the 1994 Annual Shareholder Report of Medtronic, Inc., which is incorporated by reference in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 12 of such Annual Report of Form 10-K.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP


Minneapolis, Minnesota
August 30, 1994


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